Exhibit 99.1

Monroe Capital Corporation BDC Announces First Quarter 2023 Results

CHICAGO, IL, May 10, 2023 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the first quarter ended March 31, 2023.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

First Quarter 2023 Financial Highlights

●	Net Investment Income of $6.6 million, or $0.31 per share

●	Adjusted Net Investment Income (a non-GAAP measure described below) of $6.9 million, or $0.32 per share

●	Net increase in net assets resulting from operations of $3.4 million, or $0.16 per share

●	Net Asset Value (“NAV”) of $223.0 million, or $10.29 per share

●	Paid quarterly dividend of $0.25 per share on March 31, 2023

●	Current annual cash dividend yield to shareholders of approximately 13.8%(1)

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report a strong start to 2023 with Adjusted Net Investment Income of $0.32 per share in the first quarter. We believe that tighter credit conditions and the recent banking disruptions present a unique opportunity for us to capitalize on the current market environment, where deal terms, pricing and structures are more favorable. Our ability to provide certainty of execution and flexible capital solutions to leading growth orientated middle market companies allows us to redeploy capital into attractive investment opportunities. As always, we continue to be focused on maintaining portfolio credit quality while maximizing Adjusted Net Investment Income and generating strong risk-adjusted returns for our shareholders.”

Monroe Capital Corporation is a business development company affiliate of the award winning private credit investment firm and lender, Monroe Capital LLC.

(1) Based on an annualized dividend and closing share price as of May 9, 2023.

Management Commentary

Adjusted Net Investment Income totaled $6.9 million or $0.32 per share for the quarter ended March 31, 2023. This compares with $5.6 million or $0.26 per share for the quarter ended December 31, 2022. This increase in Adjusted Net Investment Income is primarily the result of increases in effective rates on the portfolio from the rising interest rate environment. See Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below.

NAV decreased by $0.10 per share, or 1.0%, to $223.0 million or $10.29 per share as of March 31, 2023, compared to $225.0 million or $10.39 per share as of December 31, 2022. The NAV decrease of $0.10 per share was primarily the result of net unrealized losses on the portfolio that were primarily attributable to a couple specific portfolio companies that saw declining financial performance resulting from larger economic factors, including the rising interest rate environment and inflationary impacts on consumer spending.

MRCC’s debt-to-equity leverage remained unchanged from December 31, 2022 at 1.49 times debt-to equity. We continue to focus on managing our investment portfolio and selectively redeploying capital resulting from repayments.

Selected Financial Highlights

(in thousands, except per share data)

	March 31, 2023	December 31, 2022
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$532,100	$541,040
Total assets	$559,465	$564,995
Total net assets	$222,961	$225,019
Net asset value per share	$10.29	$10.39

	For the quarter ended
	March 31, 2023	December 31, 2022

Consolidated Statements of Operations data:	(unaudited)
Net investment income	$6,627	$5,520
Adjusted net investment income (2)	$6,860	$5,636
Net gain (loss)	$(3,268)	$(1,040)
Net increase (decrease) in net assets resulting from operations	$3,359	$4,480

Per share data:
Net investment income	$0.31	$0.25
Adjusted net investment income (2)	$0.32	$0.26
Net gain (loss)	$(0.15)	$(0.05)
Net increase (decrease) in net assets resulting from operations	$0.16	$0.21

(2)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 102 portfolio companies, with a total fair value of $532.1 million as of March 31, 2023, as compared to debt and equity investments in 105 portfolio companies, with a total fair value of $541.0 million, as of December 31, 2022. The Company’s portfolio consists primarily of first lien loans, representing 83.7% of the portfolio as of March 31, 2023, and 84.0% of the portfolio as of December 31, 2022. As of March 31, 2023, the weighted average contractual and effective yield on the Company’s debt and preferred equity investments was 11.5% and 11.6%, respectively, as compared to the weighted average contractual and effective yield of 11.0% and 11.0%, respectively, as of December 31, 2022. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity). As of March 31, 2023, 0.4% of the Company’s total investments at fair value were on non-accrual as compared to 0.5% as of December 31, 2022.

Financial Review

Net Investment Income for the quarter ended March 31, 2023 totaled $6.6 million, or $0.31 per share, compared to $5.5 million, or $0.25 per share, for the quarter ended December 31, 2022. Adjusted Net Investment Income was $6.9 million, or $0.32 per share, for the quarter ended March 31, 2023, compared to $5.6 million, or $0.26 per share, for the quarter ended December 31, 2022. Investment income for the quarter ended March 31, 2023 totaled $16.8 million, compared to $15.2 million for the quarter ended December 31, 2022. The $1.6 million increase in investment income was primarily as a result of an increase in portfolio yield. Total expenses for the quarter ended March 31, 2023 totaled $10.2 million, compared to $9.6 million for the quarter ended December 31, 2022. The $0.6 million increase in expenses during the quarter was primarily driven by an increase in interest and other debt financing expenses resulting from the rising interest rate environment and an increase in incentive fees associated with the increase in net investment income.

Net gain (loss) was ($3.3) million for the quarter ended March 31, 2023, compared to ($1.0) million for the quarter ended December 31, 2022. Net realized and unrealized gains (losses) on investments were ($3.5) million for the quarter. The net losses during the quarter were primarily attributable to fundamental performance of a couple specific portfolio companies. Other net gains (losses) totaled $0.2 million for the quarter ended March 31, 2023, comprised primarily of net unrealized gains on foreign currency forward contracts used to hedge currency exposure on investments denominated in foreign currency.

Net increase (decrease) in net assets resulting from operations was $3.4 million, or $0.16 per share, for the quarter ended March 31, 2023, compared to $4.5 million, or $0.21, for the quarter ended December 31, 2022.

Liquidity and Capital Resources

At March 31, 2023, the Company had $6.9 million in cash, $202.8 million of debt outstanding on its revolving credit facility and $130.0 million of debt outstanding on its 2026 Notes. As of March 31, 2023, the Company had approximately $52.2 million available for additional borrowings on its revolving credit facility, subject to borrowing base availability.

MRCC Senior Loan Fund

SLF is a joint venture with Life Insurance Company of the Southwest (“LSW”), an affiliate of National Life Insurance Company. SLF invests primarily in senior secured loans to middle market companies in the United States. The Company and LSW have each committed $50.0 million of capital to the joint venture. As of March 31, 2023, the Company had made net capital contributions of $42.7 million in SLF with a fair value of $35.8 million, as compared to net capital contributions of $42.7 million in SLF with a fair value of $35.5 million at December 31, 2022. During the quarter ended March 31, 2023, the Company received an income distribution from SLF of $0.9 million, consistent with the $0.9 million received during the quarter ended December 31, 2022. The SLF’s underlying investments are loans to middle-market borrowers that are generally larger than the rest of MRCC’s portfolio which is focused on lower middle-market companies. The SLF’s portfolio was valued at 93.5% of amortized cost at March 31, 2023, consistent with December 31, 2022.

As of March 31, 2023, SLF had total assets of $187.0 million (including investments at fair value of $178.2 million), total liabilities of $115.5 million (including borrowings under the $175.0 million secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”) of $115.7 million) and total members’ capital of $71.5 million. As of December 31, 2022, SLF had total assets of $192.8 million (including investments at fair value of $183.2 million), total liabilities of $121.8 million (including borrowings under the SLF Credit Facility of $122.2 million) and total members’ capital of $71.0 million.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and income taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	March 31, 2023		December 31, 2022
	Amount	Per Share Amount	Amount	Per Share Amount

	(in thousands, except per share data)
Net investment income	$6,627	$0.31	$5,520	$0.25
Net capital gains incentive fee	-	-	-	-
Income taxes, including excise taxes	233	0.01	116	0.01
Adjusted Net Investment Income	$6,860	$0.32	$5,636	$0.26

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

First Quarter 2023 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Thursday, May 11, 2023 at 11:00 am ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (800) 715-9871 approximately 10 minutes prior to the call. Please reference conference ID # 1734277.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended March 31, 2023 to be filed with the SEC (www.sec.gov) on May 10, 2023.

MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$407,445	$418,913
Non-controlled affiliate company investments	88,892	86,618
Controlled affiliate company investments	35,763	35,509
Total investments, at fair value (amortized cost of: $574,555, and $579,307, respectively)	532,100	541,040
Cash	6,929	5,450
Unrealized gain on foreign currency forward contracts	1,687	1,507
Interest and dividend receivable	18,089	16,457
Other assets	660	541
Total assets	559,465	564,995

LIABILITIES
Debt:
Revolving credit facility	202,800	204,600
2026 Notes	130,000	130,000
Total debt	332,800	334,600
Less: Unamortized deferred financing costs	(4,190)	(4,486)
Total debt, less unamortized deferred financing costs	328,610	330,114
Interest payable	1,669	3,041
Management fees payable	2,200	2,221
Incentive fees payable	1,657	1,380
Accounts payable and accrued expenses	2,333	3,220
Directors' fees payable	35	-
Total liabilities	336,504	339,976
Net assets	$222,961	$225,019

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 21,666 and 21,666 shares issued and outstanding, respectively	$22	$22
Capital in excess of par value	298,700	298,700
Accumulated undistributed (overdistributed) earnings	(75,761)	(73,703)
Total net assets	$222,961	$225,019
Net asset value per share	$10.29	$10.39

MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the quarter ended
	March 31, 2023	December 31, 2022

	(unaudited)
Investment income:
Non-controlled/non-affiliate company investments:
Interest income	$11,710	$9,721
Payment-in-kind interest income	885	970
Dividend income	146	105
Fee income	310	776
Total investment income from non-controlled/non-affiliate company investments	13,051	11,572
Non-controlled affiliate company investments:
Interest income	1,417	1,383
Payment-in-kind interest income	1,387	1,261
Dividend income	49	48
Total investment income from non-controlled affiliate company investments	2,853	2,692
Controlled affiliate company investments:
Dividend income	900	900
Total investment income from controlled affiliate company investments	900	900
Total investment income	16,804	15,164

Operating expenses:
Interest and other debt financing expenses	5,514	5,119
Base management fees	2,200	2,221
Incentive fees	1,657	1,380
Professional fees	128	154
Administrative service fees	255	255
General and administrative expenses	155	360
Directors' fees	35	39
Total operating expenses	9,944	9,528
Net investment income before income taxes	6,860	5,636
Income taxes, including excise taxes	233	116
Net investment income	6,627	5,520

Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	706	620
Foreign currency forward contracts	37	50
Foreign currency and other transactions	(3)	2
Net realized gain (loss)	740	672

Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(3,417)	(6)
Non-controlled affiliate company investments	(1,025)	106
Controlled affiliate company investments	254	(1,035)
Foreign currency forward contracts	180	(777)
Net change in unrealized gain (loss)	(4,008)	(1,712)

Net gain (loss)	(3,268)	(1,040)

Net increase (decrease) in net assets resulting from operations	$3,359	$4,480

Per common share data:
Net investment income per share - basic and diluted	$0.31	$0.25
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.16	$0.21
Weighted average common shares outstanding - basic and diluted	21,666	21,666

Additional Supplemental Information:

The composition of the Company’s investment income was as follows (in thousands):

	For the quarter ended
	March 31, 2023	December 31, 2022

	(unaudited)
Interest income	$12,524	$10,847
Payment-in-kind interest income	2,272	2,231
Dividend income	1,095	1,053
Fee income	310	776
Prepayment gain (loss)	243	45
Accretion of discounts and amortization of premiums	360	212
Total investment income	$16,804	$15,164

The composition of the Company’s interest expense and other debt financing expenses was as follows (in thousands):

	For the quarter ended
	March 31, 2023	December 31, 2022

	(unaudited)
Interest expense - revolving credit facility	$3,638	$3,051
Interest expense - 2026 Notes	1,555	1,555
Amortization of deferred financing costs	321	513
Total interest and other debt financing expenses	$5,514	$5,119

ABOUT MONROE CAPITAL CORPORATION

Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC

Monroe Capital LLC (“Monroe”) is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic, real estate, structured credit, and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, Miami, Naples, New York, San Francisco, and Seoul.

Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the 2022 Lower Mid-Market Lender of the Year, 2022 CLO Manager of the Year, Americas; 2022 Best Performance in Private Debt – Mid Cap by Korean Economic Daily; Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:     Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 598-8401
Email: msolimene@monroecap.com

Media Contact:	Daniel Abramson
BackBay Communications
(857) 305-8441
Email: daniel.abramson@backbaycommunications.com